Exhibit 10.25
Performance Period 20xx-20xx
Performance Share Agreement
          WHEREAS, [*] (hereinafter called the “Grantee”) is a key associate of Diebold, Incorporated (hereinafter called the “Corporation”) or a Subsidiary; and
          WHEREAS, the execution of a Performance Share Agreement substantially in the form hereof has been authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”) duly adopted on                      (the “Date of Grant”).
          NOW, THEREFORE, subject to the terms and conditions of the 1991 Equity and Performance Incentive Plan (As Amended and Restated as of February 15, 2006) (the “Plan”), and the terms and conditions described below, the Corporation hereby confirms to the Grantee the grant, effective on the Date of Grant, of [*] Performance Shares, together with the opportunity to earn up to an additional 100% of such number of Performance Shares for superior performance as described herein.
     1. Definitions.
          As used in this Agreement:
          (a) A “Change in Control” shall be deemed to have occurred if any of the following events shall occur:
          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% of more of either: (A) the then-outstanding shares of common stock of the Corporation (the “Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (“Voting

Stock”); provided, however, that for purposes of this subsection (i), the following acquisition shall not constitute a Change in Control (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary of the Corporation, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(b); or
          (ii) Individuals who, as to the date hereof, constitute the Board cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Corporation Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Corporation Common Stock and Voting Stock of the Corporation, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or
          (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.
          (b) “Management Objectives” means Relative Total Shareholder Return goals established by the Board for the Corporation for the Performance Period covered by this Agreement as described in Section 2 of this Agreement.
          (c) “Performance Period” means the period commencing with the closing price of the Common Shares of the Corporation on                      through the time of the determination of the closing price on the New York Stock Exchange on the day of the Corporation’s annual earnings release in                     .
          (d) “Relative Total Shareholder Return” or “Relative TSR” means the return, including reinvested dividends (or as determined at the beginning of the Performance Period in such manner as is consistent with the index), shareholders earn from investing in Common Shares, relative to the return earned from an investment in each of the following: (i) a benchmark peer group index comprised of the ___companies set forth on Exhibit A and (ii) all the companies comprising the Standard & Poors 400 Midcap Index at the closing prices of                     .
          (e) Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

     2. Management Objectives.
          The Management Objectives for the Performance Period covered by this Agreement are set forth on Exhibit B-1. The following applies with respect to the Management Objectives.
          (a) Each Management Objective shall be evaluated separately with the total award determined through the matrix set forth on Exhibits B-1 and B-2, which correlates the Corporation’s performance against each Management Objective.
          (b) In no event shall the Grantee be entitled to receive more than 200% of the Performance Shares granted hereunder.
     3. Grant of Performance Shares.
          The Corporation hereby grants to the Grantee the number of Performance Shares specified above, which may be earned by the Grantee during the Performance Period as set forth in Section 4 of this Agreement.
     4. Earned Shares.
          The Performance Shares granted hereby shall be earned based on the level of the Corporation’s results with respect to each of the Management Objectives established for the Performance Period covered by this Agreement. The number of Performance Shares earned shall be determined based on the level of results of the Management Objectives in accordance with the matrix, which correlates performance against both measures, as set forth on Exhibits B-1 and B-2. No additional Performance Shares shall be earned for results in excess of the maximum level of results for the Management Objectives. If results for a Management Objective are attained at interim levels of performance on the matrix, a proportionate number of Performance Shares shall be earned, as determined by mathematical interpolation, as described by example in Exhibit B-1. If the Corporation’s performance with respect to both Management Objectives is determined to be below the 10th percentile, the number of Performance Shares earned, if any, shall be at the discretion of the Committee, except in the case of Covered Employees.
     5. Payment of Awards.
          Payment shall be made in the form of the Corporation’s Common Shares, cash or a combination of Common Shares and cash, as determined by the Committee in its sole discretion.

Final awards shall be paid, less applicable taxes, as soon as practicable after the receipt of audited financial statements relating to the last fiscal year of the Performance Period covered by this Agreement and the determination by the Committee of the level of attainment of each Management Objective, (but in all events within 2 1/2 months of the last day of the last fiscal year of the Performance Period) except as otherwise agreed to by the Corporation and the Grantee.
          Any payment of awards due pursuant to this Agreement to a deceased Grantee shall be paid to the beneficiary designated by the Grantee by the latest Designation of Death Beneficiary in the form attached as Exhibit C hereto filed by the Grantee with the Corporation. If no such beneficiary has been designated or survives the Grantee, payment shall be made to the Grantee’s legal representative. A beneficiary designation may be changed or revoked by a Grantee at any time, provided the change or revocation is filed with the Corporation.
          Prior to payment, the Corporation shall only have an unfunded and unsecured obligation to make payment of earned awards to the Grantee.
     6. Effect of Change in Control.
          In the event of a Change in Control prior to the end of the Performance Period, the Performance Shares granted hereby (and under any prior Performance Share Agreements between the Corporation and the Grantee) shall be deemed to have been earned in full and shall be immediately due and payable in the form of Common Shares as soon as practicable following such Change in Control, but in all events within 2-1/2 months following the year in which the Change in Control occurs.
     7. Effect of Death, Disability or Retirement.
          If the Grantee’s employment with the Corporation or one of its Subsidiaries should terminate under the circumstances set forth in 7(a) through 7(d) below, prior to the payment of an award, the extent to which the Performance Shares granted hereby shall be deemed to have been earned shall be determined as if the Grantee’s employment had not terminated and the result shall be multiplied by a fraction, the numerator of which is the number of full months the Grantee was employed during the Performance Period and the denominator of which is the total number of months in the Performance Period; provided, however, the Board, upon the recommendation of the Committee may, in its discretion, increase payments made under the foregoing circumstances up to the full amount payable for service throughout the Performance Period:

          (a) because of death
          (b) because of permanent disability
          (c) on or after the date on which the Grantee attains age 65 and on such date the Grantee shall have completed five (5) or more years of continuous employment with the Corporation and its Subsidiaries;
          (d) any sum of the Grantee’s age and the number of the Grantee’s years of continuous employment with the Corporation and its Subsidiaries on such termination date equals or exceeds 70.
     8. Effect of Other Terminations of Employment; Detrimental Activity.
          In the event that the Grantee’s employment shall terminate prior to the payment of an award in a manner other than any specified in Section 7 hereof or if the Grantee shall at any time engage in any Detrimental Activity (as defined below), the Grantee shall forfeit any rights he or she may have in any Performance Shares that have not been paid out to the Grantee prior to the time of such termination; provided, however, that the Board, upon recommendation of the Committee, may order payment of an award in an amount determined as in Section 7 hereof for termination for the reasons set forth in Section 7 hereof, under circumstances which warrant such exceptional treatment in the judgment of the Committee and the Board.
     9. Detrimental Activity.
          If the Grantee, either during employment by the Corporation or a Subsidiary or within one year after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, and (except for any Detrimental Activity described in Section 9(d)(v)(B)) if the Grantee shall not have ceased all Detrimental Activity within 30 days after notice of such finding given within one year after commencement of such Detrimental Activity, the Grantee shall:
          (a) Return to the Corporation all Performance Shares that the Grantee has not disposed of and an amount equal to all cash paid out pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, and
          (b) With respect to any Performance Shares that the Grantee has disposed of that were paid out pursuant to this Agreement within a period of one year prior to the date of the commencement of such Detrimental Activity, pay to the Corporation in cash the value of such Performance Shares on the date such Performance Shares were paid out.
          (c) To the extent that the amounts referred to in Section 9(a) and (b) above are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a Subsidiary to the Grantee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.
          (d) For purposes of this Agreement, the term “Detrimental Activity” shall include:
          (i) Engaging in any activity, as an employee, principal, agent, or consultant for another entity, and in a capacity, that directly competes with the Corporation or any Subsidiary in any actual product, service or business activity (or in any product, service or business activity which was under active development while the Grantee was employed by the Corporation if such development is being actively pursued by the Corporation during the one-year period first referred to in this Section 9) for which the Grantee has had any direct responsibility and direct involvement during the last two years of his or her employment with the Corporation or a Subsidiary, in any territory in which the Corporation or a Subsidiary manufactures, sells, markets, services, or installs such product or service, or engages in such business activity.
          (ii) Soliciting any employee of the Corporation or a Subsidiary to terminate his or her employment with the Corporation or a Subsidiary.
          (iii) The disclosure to anyone outside the Corporation or a Subsidiary, or the use in other than the Corporation or a Subsidiary’s business, without prior written authorization from the Corporation, of any confidential, proprietary or trade secret information or material relating to the business of the Corporation and its Subsidiaries, acquired by the Grantee during his or her employment with the Corporation or its Subsidiaries or while acting as a consultant for the Corporation or its Subsidiaries thereafter.
          (iv) The failure or refusal to disclose promptly and to assign to the Corporation upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Grantee during employment by the Corporation and any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Corporation or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Corporation or any Subsidiary to secure a patent where appropriate in the United States and in other countries.
          (v) Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” shall mean a termination:
     (A) due to the Grantee’s willful and continuous gross neglect of his or her duties for which he or she is employed, or
     (B) due to an act of dishonesty on the part of the Grantee constituting a felony resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Corporation or a Subsidiary.
     10. Shares Non-Transferable.
          The Performance Shares granted hereby that have not yet been paid out are not transferable other than by will or the laws of descent and distribution.
     11. Dilution and Other Adjustments.
          In the event of any change in the aggregate number of outstanding Common Shares by reason of any stock dividend or stock split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or other similar corporate change, then the Committee, shall adjust the Management Objectives and/or the number of Performance Shares then held by the Grantee. Such adjustments made by the Committee shall be conclusive and binding for all purposes of this Agreement.
     12. Withholding Taxes.
          To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with the delivery of Common Shares to the Grantee or other person under this Agreement, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such delivery that the Grantee or such other person will make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. In no event, however, shall the Corporation accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, the Grantee or such other person may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.
     13. Compliance with Section 409A of the Code.
          To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee). In particular, to the extent the Performance Shares shall be deemed to be earned upon a Change in Control pursuant to Section 6 and such Change in Control does not constitute a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” (determined in accordance with Section 409A), then notwithstanding that the Performance Shares shall be deemed to be earned upon the Change in Control or anything to the contrary in Section 6, payment which in such case may be in the form of Common Shares, cash or a combination of Common Shares and cash, as determined by the Committee in its sole discretion, will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Grantee on the earlier of (a) the Grantee’s “separation from service” with the Company (determined in accordance with Section 409A); provided, however, that if the Grantee is a “specified employee” (within the meaning of Section 409A), the payment date shall be the date that is six months after the date of the Grantee’s separation of service with the Company, (b) the date payment otherwise would have made under Section 5 above, or (c) the Grantee’s death. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

     14. Employment Rights.
          For purposes of this Agreement, the continuous employ of the Grantee with the Corporation or a Subsidiary shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an associate of the Corporation or any Subsidiary, by reason of the transfer of his or her employment among the Corporation and its Subsidiaries. This award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. This award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Corporation or any Subsidiary, as the case may be, or interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of the Grantee.
     15. Data Protection.
          Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Corporation and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.
     16. Amendments.
          Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to the Performance Shares without the Grantee’s consent.
     17. Validity.
          If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

     18. Governing Law.
          This Agreement is made under, and shall be construed in accordance with the internal substantive laws of the State of Ohio.
          Executed as of the ___day of February, 20___.
DIEBOLD, INCORPORATED
     The undersigned hereby acknowledges receipt of an executed original of this Performance Share Agreement and accepts the Performance Shares granted thereunder on the terms and conditions set forth therein and in the Plan.

Date:
[Signature]